EXHIBIT 10.42

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2011

Peoples Bancorp Inc.
Amended and Restated
2006 Equity Plan

Performance-Based Restricted Stock Award Agreement
(for Employees)

This Performance-Based Restricted Stock Award Agreement (this “Agreement”) is made effective as of __________ (the “Grant Date”) by and between Peoples Bancorp Inc. (the “Company”) and ________ (the “Participant”).

Section 1    Grant of Restricted Stock

The Company hereby grants to the Participant an award of ____ (_____) shares of restricted Company Stock (the “Restricted Stock”), subject to the terms and conditions described in the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan, as amended (the “Plan”) and this Agreement.

Section 2    Restrictions on Vesting and Transfer

(A)    Vesting. Subject to the Participant's continued employment, and the provisions of the Plan (including Article XI thereof) and this Agreement, the Restricted Stock shall vest provided that the Company's cumulative earnings per share for the three year period that began on January 1, 20___ and ending on December 31, 20___ (the “Performance Period”), as determined by the Committee within sixty (60) days following the end of the Performance Period, equals or exceeds $___ per share of Company Stock. If the Company's cumulative earnings per share for the Performance Period does not equal $____ per share of Company Stock, the Restricted Stock shall be forfeited.

(B)    Transfer Restrictions. Except as provided in Section 2(C), the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such Restricted Stock vests as described in Section 2(A).

(C)    Effect of Termination. Notwithstanding anything to the contrary in Sections 2(A) and (B) of this Agreement:

(i)Death. If the Participant dies during the Performance Period, the Restricted Stock shall become fully vested and transferable on the date of death.

(ii)Retirement; Disability. If the Participant Terminates due to Retirement or Disability during the Performance Period, a portion of the Restricted Stock, determined by multiplying the number of shares of Restricted Stock that vest pursuant to Section 2(A) by a fraction, the numerator of which is the number of whole months elapsed during the Performance Period prior to the Participant's Termination due to Retirement or Disability, and the denominator of which is the number of months in the Performance Period, shall become fully vested and transferable on the date that the Restricted Stock otherwise would have vested pursuant to Section 2(A).

(iii)    Terminations for Cause or Any Reason Other than Death, Disability or Retirement. If the Participant is Terminated for Cause or Terminates for any reason other than due to death, Disability or Retirement during the Performance Period, any non-vested Restricted Stock shall be forfeited on the Termination date.

(D)    Delivery of Shares. As soon as reasonably practicable after the Restricted Stock vests, the Company shall deliver to the Participant a stock certificate for, or other appropriate documentation evidencing, the number of shares of Company Stock with respect to which the restrictions have lapsed.

Section 3    Rights of the Participant Before Vesting

Before the Restricted Stock vests, the Participant (A) may exercise full voting rights associated with the shares underlying the Restricted Stock and (B) shall be entitled to receive all dividends paid with respect to the shares underlying the Restricted Stock; provided, however, that any dividends paid in shares of Company Stock shall be subject to the same restrictions as the shares of Restricted Stock granted under this Agreement.

Section 4    Covenants

(A)Non-Solicitation. The Participant acknowledges and understands that the Participant's contacts with customers or potential customers of the Company and its Subsidiaries is due, at least in part, to the support and assistance provided by the Company during the term of the Participant's employment, and therefore, that soliciting, diverting or appropriating such persons would unfairly harm the Company and its Subsidiaries. As a result, the Participant agrees that, during the term of the Participant's employment and for a period of one (1) year thereafter, the Participant shall not, directly or indirectly:

(a)Contact any customer or prospective customer of the Company or any Subsidiary, on the Participant's behalf or on behalf of any other person or entity, of whom the Participant had knowledge, actual or imputed, or with whom the Participant had contact in whatever form during the Participant's employment with the Company or any Subsidiary for the purpose of soliciting the business of such person or inducing such person to acquire any product or service that currently is provided or under development by the Company or any Subsidiary; or

(ii)    Attempt to solicit, or assist anyone in attempting to solicit, any employee of the Company or any Subsidiary to terminate the employee's employment with the Company or any Subsidiary.

(B)Non-Disclosure of Confidential Information. The Participant acknowledges and understands that during the course of the Participant's employment with the Company and its Subsidiaries, the Participant shall have access to Confidential Information (as defined below) that is maintained as confidential by the Company and its Subsidiaries, is highly valuable and proprietary to the Company and its Subsidiaries, and the disclosure of which to third parties, or the unauthorized access, acquisition, use, or the attempted access, acquisition or use, of which would cause the Company and its Subsidiaries serious and unfair competitive disadvantage and harm. As a result, the Participant agrees that, during the Participant's employment with the Company or any Subsidiary, and at all times thereafter, regardless of the reason for the Termination of such employment:

(i)     The Participant shall not disclose to any third parties any Confidential Information or use such Confidential Information for any purpose other than to carry out the Participant's employment responsibilities for the Company or a Subsidiary.

(ii)     The Participant shall treat such Confidential Information as confidential, as required by law and this Agreement;

(iii)     The Participant shall only access, acquire, use, or attempt to access, acquire or use Confidential Information in performing the Participant's duties for the Company or a Subsidiary, and for no other reason; and

(iv)    Immediately upon Termination of the Participant's employment for any reason, to return to the Company all Confidential Information in the Participant's possession or control, as well as any Copies (as defined below) made of such information and any other material, including handwritten notes, made or derived from such information;

(v)     For purposes of this Agreement:

(I) "Confidential Information" means all trade secrets and proprietary information in whatever form (whether communicated orally or in documentary or other tangible form) belonging to the Company or a Subsidiary that has not been published or disseminated or otherwise become a matter of public knowledge other than as a result of the Participant's acts or omissions, including without limitation: business plans, financial or accounting information, rates, insurance payment and reimbursement information, research and development information, marketing or sales information, customer lists, lists of potential customers, contact information for any customer or potential customer, processes, computer programs, systems and software (including, without limitation, documentation and related source and object codes), customer renewal and expiration information, associate information, on-site program and support materials, training programs and associated materials, pricing lists, contracts, forms, methods, procedures and analyses and any other information that the Company or a Subsidiary takes measures to prevent, in the ordinary course of business, from being available to persons other than those selected by the Company or a Subsidiary.

(II)"Copies" includes all Confidential Information stored or maintained in electronic format or on electronic or magnetic media of any sort, including without limitation, computer servers, PDAs, cell phones, I-Pods, smart cards, Blackberries, hard drives, zip drives, floppy disks, CD-ROMs, DVDs, and magnetic tapes.

(C)    Reasonableness of Restraints; Irreparable Harm; Breach No Defense. The Participant acknowledges that:

(i)    The covenants described in this Section 4 are reasonably necessary to protect the goodwill, trade secrets, and other legitimate business interests of the Company and its Subsidiaries and that such restraints shall not cause the Participant any undue hardship.

(ii)    Any breach of the covenants contained in this Section 4 would cause the Company or a Subsidiary immediate and irreparable harm for which injunctive relief would be necessary and proper, and the Participant consents to the issuance of a temporary restraining order and a preliminary injunction upon good faith presentment by the Company or a Subsidiary of allegations demonstrating such breach without the necessity of proving damages or posting a bond therefore; provided, however, that nothing contained herein shall be construed to prohibit the Company or a Subsidiary from pursuing all other legal remedies at its disposal including but not limited to monetary damages.

(iii)The covenants of this Section 4 are essential to this Agreement. They shall be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Participant may have against the Company or a Subsidiary, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or a Subsidiary of these covenants.

(iv)If the scope of any restriction contained in this Section 4 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Participant hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 5    Restricted Stock Subject to Plan; Plan as Controlling.

By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All terms and conditions of the Plan applicable to the Restricted Stock which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event any term or condition of this Agreement is inconsistent or conflicts with the terms and conditions of the Plan, the Plan shall be deemed controlling.

Section 6    Listing, Registration and Qualification.

If the Committee determines that (A) the listing, registration or qualification of the shares of Company Stock underlying the Restricted Stock upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law; (B) the consent or approval of any government or regulatory body; or (C) an agreement by the Participant with respect thereto, is necessary or desirable as a condition to the issuance of the shares underlying the Restricted Stock, the shares may not be issued unless and until such listing, registration, qualification, consent, approval, or agreement has been effected or obtained, free of any conditions which are not acceptable to the Committee.

If any shares of Company Stock subject to the Restricted Stock are sold or issued upon the exercise thereof to a person who, at the time of such exercise or thereafter, is an affiliate of the Company for purposes of Rule 144 promulgated under the Act, or are sold and issued in reliance upon exemptions under the securities laws of any state, then upon such sale and issuance:

(i)    Unless permitted by the Plan such shares of Company Stock shall not be transferable by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Act or the applicable laws of any state; and

(ii)    The Company may cause each certificate evidencing such shares of Company Stock to bear a legend reflecting the applicable restrictions on the transfer thereof.

Section 7    Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of the Restricted Stock, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 8    Miscellaneous

(A)No Guarantee of Continued Employment. The grant of Restricted Stock under this Agreement shall not: (A) confer upon the Participant any right to continue in the employ of, or continue to provide services to, the Company or any Subsidiary; (B) limit in any way the right of the Company or any Subsidiary to Terminate the Participant; or (C) be evidence of any agreement or understanding express or implied, that the Participant has a right to continue as an employee, or advisor for any period of time or at any particular rate of compensation.

(B)Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive any shares underlying the Restricted Stock due to the Participant upon the Participant's death. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the Participant, must be made on a form prescribed by the Committee and shall be effective only when filed in writing with the Committee. If the Participant has not made an effective beneficiary designation, the deceased Participant's beneficiary shall be the Participant's surviving spouse or, if there is no surviving spouse, the deceased Participant's estate. The identity of a Participant's designated beneficiary shall be based only on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.

(C)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to the principles of conflict of laws.

(D)Rights and Remedies Cumulative. All rights and remedies of the Company and of the Participant enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(E)Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are no way to be construed as a part of this Agreement.

(F)Notices and Payments. All payments required or permitted to be made under the provisions of this Agreement, and all notices and communications required or permitted to be given or delivered under this Agreement to the Company or to the Participant, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), and addressed as follows:

If to the Company, to:

Peoples Bancorp Inc.
Attn.: Compensation Committee
138 Putnam Street
P. O. Box 738
Marietta, Ohio 45750-0738

If to the Participant, to the last address on file with the Company.

The Company or the Participant may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to be made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be made or given in accordance with this Agreement shall be deemed to have been made or given upon receipt thereof by the addressee.

(G)Severability. If any provision of this Agreement, or the application of any provision hereof to any person or any circumstance, shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

(H)Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

(I)Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Participant in respect of the Restricted Stock granted hereunder, and supersedes all prior and contemporaneous agreements or understandings between the parties hereto in connection with the Restricted Stock granted hereunder. Subject to Section 12.2(b) of the Plan, no change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged. Notwithstanding the foregoing or anything in this Agreement to the contrary, this Agreement may be amended without any additional consideration to the Participant to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code even if any such amendment reduces, restricts or eliminates rights granted prior to such amendment.

(J)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first written above.

Company:	Participant:
PEOPLES BANCORP INC.,
an Ohio corporation

Tyler J. Wilcox	Participant Name
Vice President and
Secretary to the Compensation Committee
Street Address

City, State, and Zip Code

Date:	Date:

12846453